                                                                    Exhibit 3(i)


                            CERTIFICATE OF ADOPTION

                                       OF

                       AMENDED ARTICLES OF INCORPORATION

                                       OF

                         AMERICAN GREETINGS CORPORATION



         Morry Weiss, President, and Allan J. Goodfellow, Secretary, of American Greetings Corporation, an Ohio corporation with its principal office located at Cleveland, Ohio, do hereby certify that pursuant to O.R.C. Section 1701.72(B) the Executive Committee of the Board of Directors of said Corporation at a meeting held on June 12, 1987 did adopt the following resolution to adopt amended articles to consolidate all prior filings in force at that time:


         RESOLVED, that the following Amended Articles of Incorporation of the Corporation are hereby adopted to consolidate all prior filings that are currently in force:



                       AMENDED ARTICLES OF INCORPORATION

         FIRST: The name of the Corporation shall be AMERICAN GREETINGS CORPORATION.

         SECOND: Said Corporation is to be located in the City of Cleveland, County of Cuyahoga and State of Ohio, and its principal business there transacted.

         THIRD: The purposes for which and for any of which said Corporation is formed are as follows:

         (1) To manufacture, publish, print, cut, design, license, patent, copyright, buy and sell, both at wholesale and retail, and otherwise deal in greeting cards, post cards, envelopes, gift wrappings, tags, seals, greeting card bags, display cabinets and accessories, all kinds and forms of stationery and other printed or lithographed material and any and all other products of every nature and description.

         (2) To acquire, own, hold, use, lease, mortgage, pledge, exchange and dispose of property of all kinds, wherever situated, including shares of stock, bonds, debentures, notes, scrip, securities, interests in real estate, evidences of indebtedness, contracts and obligations of any corporation, association, firm or individual.

         (3) To enter into, promote or conduct any kind of business, contract or undertaking and for such purpose to acquire, take over and dispose of any or all of the assets of any corporation, association, firm or individual, to assume their rights and liabilities, guarantee or become surety for the performance of their obligations, and participate in any way in their affairs.

         (4) To possess and exercise without restriction as fully as a natural person might do all of the powers and authorities conferred upon or permitted to corporations under the laws of the State of Ohio; and to do any and all things incidental to the accomplishment of the purposes hereinbefore set forth or incidental to the protection and benefit of the Corporation.

         FOURTH: The authorized number of shares of the Corporation shall consist of 50,258,242 shares which shall be classified as follows: 46,900,000 Class A Common Shares, par value $1 per share, and 3,958,242 Class H Common Shares, par value $1 per share.

                                   DIVISION A

                   EXPRESS TERMS OF THE CLASS A COMMON SHARES

     (1) Each Class A Common Share shall be entitled to one vote upon all matters presented to shareholders. Any proposal to amend these Amended Articles of Incorporation to increase the authorized number of Class A Common Shares or the authorized number of Class B Common Shares shall require for its adoption the affirmative vote of the holders of at least two-thirds of the then outstanding Class A Common Shares, voting as a class.

     (2) The holders of Class A Common Shares shall have no preemptive rights to purchase or have offered to them for purchase any stock of any class of the Corporation.

                                   DIVISION B

                   EXPRESS TERMS OF THE CLASS B COMMON SHARES

     (1) Each Class B Common Share shall be entitled to ten Votes upon all matters presented to shareholders. Any proposal to amend these Amended Articles of Incorporation to increase the authorized number of Class A Common Shares or the authorized number of Class B Common Shares shall require for its adoption the affirmative vote of the holders of at least two-thirds of the then outstanding Class B Common Shares, voting as a class.

     (2)(a) Subject to and upon compliance with the provisions of this Article Fourth, the Class B Common Shares shall be convertible at the option of the holders thereof into Class A Common Shares on the basis of one Class A Common Share for each Class B Common Share so converted.

     (b) Prior to exercising the conversion privilege in respect of any Class B Common Shares, the holder thereof shall first offer to sell all, but not less than all, of such Class B Common Shares to the Corporation for cash at the last publicly reported sale price for Class A Common Shares on the last day for which sales are publicly reported before such offer is received by the Corporation. Such offer shall be made by a written communication addressed to the Secretary of the Corporation at its principal executive office and shall be deemed made to the Corporation when delivered to such Secretary or any other officer of the Corporation. The Corporation may accept such offer by giving notice of acceptance at any time before 5 o'clock P.M., Cleveland local time, on the business day immediately following the date of receipt of such offer by the Corporation. Such notice of acceptance shall be given by a written communication personally delivered to such holder of

Class B Shares or mailed to such holder at his address as it appears on the records of the Corporation or personally delivered or mailed to such representative of such holder or at such other address as may have been specified in such offer. Such notice of acceptance shall be deemed received when so delivered or mailed by the Corporation, but only if the Corporation shall have made all reasonable effort to give simultaneous notice to such holder or his designated representative by telephone or other reasonably available means of communication if (and then in the manner and to the place) requested in such offer. Payment for Class B Common Shares so to be purchased by the Corporation shall be made, against delivery of the Certificates therefor to the Corporation, not later than the fifth business day following receipt of such offer.

     (c) If the Class B Common Shares covered by an offer duly made and received pursuant to subparagraph (b) above are not so accepted for purchase by the Corporation, the holder thereof shall be free for a period of 30 days (such period to begin upon the earlier of: (i) receipt of a notice from the Corporation indicating that the Corporation has rejected such offer; or (ii) the lapse of the period during which the Corporation may give notice of its acceptance of such offer) to exercise the conversion privilege in respect thereof by delivering to any Transfer Agent of the Class B Common Shares (i) the certificate for the Class B Common Shares to be converted, (ii) written notice that the holder elects to convert such shares and stating the name or names (with address) in which the certificate for the Class A Common Shares is to be issued and (iii) either a copy of notice given by the Corporation to such holder rejecting such offer or an affidavit executed by such holder to the effect that such offer was duly made and that no response thereto has been received after the passage of 10 business days from the date such offer was made (or the passage of such shorter period of time as should have been reasonable in the circumstances (but in no event less than two business days) to ensure receipt by such holder or his designated representative of any simultaneous telephonic or other notice requested by such holder as contemplated by such subparagraph). Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "conversion date." On the conversion date or as promptly thereafter as practicable the Corporation shall issue and deliver to the holder of the Class B Common Shares surrendered for conversion, or on his written order, a certificate for the number of full Class A Common Shares issuable upon the conversion of such Class B Common Shares. The person in whose name the stock certificate is to be issued shall be deemed to have become a holder of Class A Common Shares of record on the conversion date. The Corporation hereby reserves and shall at all times reserve and keep available, out of its authorized and unissued Class A

Common Shares, for the purpose of effecting the conversion of the Class B Common Shares, such number of its duly authorized Class A Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Common Shares. Class B Common Shares which are converted into Class A Common Shares as provided in this Article Fourth shall not be reissued.

     (3)(a) Class B Common Shares may be transferred, either by sale, assignment, gift, bequest, appointment or otherwise, only to the Corporation or to a Permitted Transferee of the holder of such Class B Common Shares (herein referred to as a "Class B Holder") or upon conversion into Class A Common Shares in accordance with paragraph (2) of this Division B, except that Class B Common Shares may be issued or transferred by the Corporation to any person.

     (b) For purposes of this paragraph (3), the term "Permitted Transferee" shall have the following meaning:

         (i) in the case of a Class B Holder who is a natural person holding record and beneficial ownership of the Class B Common Shares in question, "Permitted Transferee" means:

                  (A) a grandparent of such Class B Holder, (B) a lineal descendant of a grandparent of such Class B Holder, (C) a spouse of a lineal descendant of a grandparent of such Class B Holder, (D) a lineal descendant of any spouse of a lineal descendant of a grandparent of such Class B Holder or the spouse of any such spouse's lineal descendant, (E) a gratuitous transferee that is an organization contributions to which are deductible for federal income, estate or gift tax purposes (any such gratuitous transferee being herein referred to as a "Charitable Organization"), (F) the trustee of a trust (including, without limitation, a voting trust) for the exclusive benefit of one or more of the foregoing if such trustee is effectively prohibited from transferring shares of Class B Common Stock to persons other than Permitted Transferees referred to in this clause (i) and (G) any natural person with respect to whom such Class B Holder would be a Permitted Transferee if such person desired to transfer Class B Common Shares to such Class B Holder;

         (ii) in the case of a Class B Holder holding the Class B Common Shares in question as trustee pursuant to a trust other than a trust described in clause (iii) below, "Permitted Transferee" means (A) the person who established such trust and (b) a Permitted Transferee of such person determined pursuant to clause (i) above;

         (iii) in the case of a Class B Holder holding the Class B Common Shares in question as trustee pursuant to a trust which was irrevocable on the date the provisions of this paragraph (3) first became effective, "Permitted Transferee" means any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise;

         (iv) in the case of a Class B Holder holding record (but not beneficial) ownership of the Class B Common Shares in question as nominee for the person who was the beneficial owner thereof on the date the provisions of this paragraph (3) first-became effective, "Permitted Transferee" means such beneficial owner and any Permitted Transferee of such beneficial owner determined pursuant to clause (i), (ii), (iii), (v),
     (vi), (vii), (viii) or (ix) hereof, as the case may be;

         (v) in the case of a Class B Holder which is a partnership holding record and beneficial ownership of the shares of Class B Common Stock in question on the date the provisions of this paragraph (3) first became effective, "Permitted Transferee" means any partner of such partnership;

         (vi) in the case of a Class B Holder which is a corporation (other than a Charitable Organization described in subclause (E) of clause (i) above) holding record and beneficial ownership of the shares of Class B Common Stock in question on the date the provisions of this paragraph (3) first became effective, "Permitted Transferee" means any stockholder of such corporation receiving shares of

     Class B Common Stock through a dividend or redemption or through a distribution made upon liquidation of such corporation;

         (vii) in the case of a Charitable Organization, "Permitted Transferee" means the person who donated the Class B Common Shares in question thereto and any Permitted Transferee of such person pursuant to clause (i) above;

         (viii) in the case of the Corporation's Employees' Retirement Profit Sharing Plan or any plan approved by the Board of Directors of the Corporation that is similar to such plan, "Permitted Transferee" means (A) any participant or former participant therein, (B) any Permitted Transferee of such participant or former participant pursuant to clause (i) above and
     (C) the agent acting under the Corporation's Dividend Reinvestment Plan;

         (ix) in the case of any agent acting under the Corporation's Dividend Reinvestment Plan, "Permitted Transferee" means (A) any participant or former participant therein and (B) any Permitted Transferee of such participant or former participant pursuant to clause (i) above; and

         (x) in the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, and provided such deceased, bankrupt or insolvent Class B Holder, as the case may be, held record and beneficial ownership of the shares of Class B Common Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (i), (v) or (vi) above, as the case may be.

     (c) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this paragraph (3). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into Class A Common Shares (after compliance with the provisions of subparagraph (2)
(b) of this Article Fourth), as the pledgee may elect.

     (d) For purposes of this paragraph (3):

         (i) the relationship of any person that is derived by or through legal adoption prior to age 18 shall be considered a natural one;

         (ii) the term "spouse" shall include a widow or widower;

         (iii) each grandparent of any joint owner of particular Class B Common Shares shall be considered a grandparent of all joint owners of such shares;

         (iv) a minor for whom Class B Common Shares are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares;

         (v) in applying the term "exclusive benefit," a contingent trust interest having at the time of transfer an actuarial value (under actuarial tables then used for federal gift tax purposes for gifts between private individuals) of not more than five percent of the value of the assets of the trust shall be ignored; and

         (vi) unless otherwise specified, the term "person" means both natural persons and legal entities.

     (e) Any purported transfer of Class B Common Shares not permitted by this paragraph (3) shall be void and of no effect and the purported transferee shall have no rights as a shareholder of the Corporation and no other rights against or with respect to the Corporation. The Corporation may, as a condition to the transfer or the registration of transfer of Class B Common Shares to a purported Permitted Transferee, require the furnishing of such affidavits or other proof as it deems necessary to establish that such transferee is a Permitted Transferee.

     (f) The Corporation shall conspicuously note on the certificates representing Class B Common Shares the restrictions on transfer and registration of transfer imposed by this paragraph (3).

     (4) The holders of Class B Common Shares, upon the sale for cash of authorized but unissued Class B Common Shares, have the right to purchase such shares in proportion to their respective holdings of Class B Common Shares, at the price prescribed in paragraph (1) of Division C hereof during such reasonable time and on such reasonable terms as may be fixed by the Board of Directors. Such terms may include provision for the purchase of Class B Common Shares offered to holders who do not timely exercise such right by the other holders of Class B Common Shares. The holders of Class B Common Shares shall have no other preemptive rights to purchase or have offered to them for purchase any stock of any class of the Corporation.


                                   DIVISION C

             ADDITIONAL EXPRESS TERMS OF THE CLASS A COMMON SHARES
                           AND CLASS B COMMON SHARES

     (1) Subject to and upon compliance with the provisions of this Article Fourth, authorized but unissued Class B Common Shares may be issued only simultaneously with the issuance of Class A Common Shares for cash at the same cash price (without deduction for any commissions payable or discounts allowed) per share; provided, however, that the number of Class B Common Shares so issued shall not exceed the product of the number of Class A Common Shares being so issued times the ratio of the number of Class B Common Shares issued and outstanding at the record date fixed for determining the holders of Class B Common Shares who have the right as provided in paragraph (4) of

Division B hereof to purchase such Class B Common Shares being issued, to the number of Class A Common Shares issued and outstanding at such date.

     (2) No change of Outstanding Class A Common Shares or of Class B Common Shares so as to effect a share dividend thereon or a split or combination thereof shall be made unless a corresponding change is made with respect to the shares of the other class.

     (3) Except as above provided in this Article Fourth, each Class A Common Share and each Class B Common Share shall be identical and have similar rights, privileges, qualifications, limitations and restrictions.

     FIFTH: The purposes for which this Corporation is formed may be substantially changed by amendment thereto adopted by the affirmative vote of the shareholders entitled to exercise two-thirds of the voting power of the Corporation.

     SIXTH: The Corporation may purchase, from time to time and to the extent of the surplus of the aggregate of its assets over the aggregate of its liabilities plus stated capital, shares of any class of stock issued by it. Such purchases may be made either in the open market or at private or public sale, and in such manner and amounts, from such holder or holders of outstanding stock of the Corporation and at such prices as the Board of Directors of the Corporation shall from time to time determine, and the Board of Directors is hereby empowered to authorize such purchases from time to time without any vote of the holders of any class of shares now or hereafter authorized and outstanding at the time of any such purchase.

     SEVENTH: No contract or other transaction between this Corporation and any other corporation, at least a majority of the stock of which having voting power is owned or controlled by the Corporation or which owns or controls at least a majority of the stock having voting power of the Corporation, shall in any case be void or voidable because of the fact that Directors of this Corporation are Directors of such other corporation, nor shall any such Director be deemed interested in such contract or other transaction under any of the provisions of this Article Seventh, nor shall any such Director be liable to account because of such interest nor need any such interest be disclosed.

     No contract or other transaction entered into by the Corporation shall be affected by the fact that any Director of the Corporation is in any way interested in, or connected with, any party to such contract or transaction, or himself is a party to such contract or transaction, provided that such contract or transaction shall be approved by a majority of the Directors present at the meeting of the Board or of the Committee authorizing or confirming such contract or transaction, which majority shall consist of Directors not so interested or connected. Any contract, transaction or act of the Corporation or of the Board of Directors or of any

Committee, which shall be ratified by a majority of a quorum of the shareholders at any annual meeting, or at any special meeting called for that purpose, shall be as valid and as binding as though ratified by every shareholder of the Corporation.

     EIGHTH: Any and every statute of the State of Ohio hereafter enacted whereby the rights, powers or privileges of corporations or of the shareholders of corporations organized under the laws of the State of Ohio are increased or diminished or in any way affected, or whereby effect is given to the action taken by any number, less than all, of the shareholders of any such corporation, shall apply to the Corporation and shall be binding not only upon the Corporation but upon every shareholder of the Corporation to the same extent as if such statutes had been in force at the date of filing these Amended Articles of Incorporation of the Corporation in the office of the Secretary of State of Ohio.

     NINTH: These Amended Articles supersede and take the place of the heretofore existing Articles of the Corporation.


     IN WITNESS WHEREOF, the above-named officers, acting for and on behalf of the Corporation, have subscribed their names this 12th day of June, 1987.



                                            /s/ Morry Weiss
                                            ------------------------------------
                                            Morry Weiss, President



                                            /s/ Allan J. Goodfellow, Secretary
                                            ------------------------------------
                                            Allan J. Goodfellow

                                                                    Exhibit 3(i)



SECRETARY OF STATE                                     CHARTER NUMBER:  1866778
PROCESSING STATEMENT                                   ROLL AND FRAME: H195-0996
/91

CORPORATION:                                 DOCUMENT NUMBER     CODE       FEE
                                             ---------------     ----       ---
                                                 91082901101     AND    2582755
AMERICAN GREETINGS CORPORATION                                   INC     NO FEE




         021632

RETURN TO:  AMERICAN GREETINGS
ATTN:       J.K.ROOSA
            10500 AMERICAN RD.
            CLEVELAND, OH 44144                                         0175

                         ------------------------------
                         ------------------------------

                               THE STATE OF OHIO


                                    BOB TAFT
                               Secretary of State

                                     186778


                                 - CERTIFICATE -

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the
filing and recording of:     AMD INC
                         -------------------------------------------------------
                                                                             of:
-----------------------------------------------------------------------------

   AMERICAN GREETINGS CORPORATION


                                           Recorded on Roll H195 at Frame 0998
                                           of the Records of Incorporation and
   United States of America                Miscellaneous Filings.
       State of Ohio
Office of the Secretary of State


      [SEAL OF SECRETARY]                  Witness my hand and the seal of the
                                           Secretary of State at Columbus, Ohio,
                                           this 29TH day of AUG, A.D. 1991.


                                           /s/ Bob Taft
                                           Bob Taft
                                           Secretary of State

[SEAL]

Prescribed by                                          -------------------------
BOB TAFT, Secretary of State                           Charter No. 186778
30 East Broad Street, 14th Floor                                   -------------
Columbus, Ohio 43266-0418                              Approved    RB
Form SH-AMD (January 1991)                                     -----------------
                                                       Date        8/29/91
                                                            --------------------
                                                       Fee         25,827.55
                                                       -------------------------




                            CERTIFICATE OF AMENDMENT
              BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

                         American Greetings Corporation
--------------------------------------------------------------------------------
                             (Name of Corporation)


 Henry Lowenthal         , who is:
-------------------------
[ ]  Chairman of the Board  [ ] President  [X] Vice President (check one)

and
 Jon Groetzinger, Jr.    , who is: [X] Secretary  [ ] Assistant Secretary (Check
-------------------------
one) of the above named Ohio corporation for profit do hereby certify that:
(check the appropriate box and complete the appropriate statements)

[X] a meeting, of the shareholders was duly called for the purpose of adopting this amendment and held on July 29, 1991 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise ** % of the voting power of the corporation.

[ ] in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

FOURTH: The authorized number of shares of the Corporation shall consist of 50,258,242 shares which shall be classified as follows: 46,900,000 Class A Common Shares, par value $1 per shares, and 3,958,242 Class B Common Shares, par value $1 per share.






IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 27th day of August 1991.

** Class A Common Shares  67.0%         By:   /s/ Henry Lowenthal
   Class B Common Shares  73.7%             ------------------------------------
                                                    (Vice President)


                                        By:  /s/ Jon Groetzinger, Jr.
                                             -----------------------------------
                                                      (Secretary)


NOTE: Ohio law does not permit one officer to sign in two capacities, Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

JAMES ROOSA
CORPORATE COUNSEL                                   [AMERICAN GREETINGS LOGO]
--------------------------------------------------------------------------------
10500 AMERICAN ROAD
CLEVELAND. CHIC 44144
216 / 252-7300



Bob Taft, Secretary of State                             August 27, 1991
30 East Broad Street, 14th Floor
Columbus, Ohio 43266-0418

     Re:  Certificate of Amendment -- American Greetings Corporation
          ----------------------------------------------------------

To Whom it may concern:

     Please find enclosed for filing on behalf of American Greetings Corporation the following items:

     1)  Form SH-AMD -- Certificate of Amendment (manually signed);

     2)  Filing Fee in the amount of $27,327.50 payable to "Secretary of State";

     3)  Duplicates of this letter and Form SH-AMD.

     Upon receipt of these materials, please date-stamp the enclosed duplicates and return them to me in the self-addressed, stamped envelope enclosed for your convenience.


                                        Sincerely,

                                        /s/ James K. Roosa

                                        James K. Roosa
                                        Corporate Counsel


cc: Jon Groetzinger, Jr.

JKR: nas
Enclosure

3/29/91                      RECEIPT NO. 910829011                       PAGE: 1
BATCH NO: 002324

BOB TAFT
SECRETARY OF STATE           REFUND 1,499.95


**************
   RECEIPT
**************


CHECK ISSUED: AMERICAN GREETINGS CORPORATION           TOTAL     $27,327.50
          BY: 10500 AMERICAN RD                        -------------------------
          CLEVELAND, OH 44144                          -------------------------

                                        AMERICAN GREETINGS CORPORATION

                         AMERICAN GREETINGS CORPORATION
                        REPORT OF INSPECTORS OF ELECTION
                        --------------------------------


                                                                   July 29, 1991
                                                                 Cleveland, Ohio


     We, the undersigned, duly appointed Inspectors of Election at a special meeting of shareholders of American Greetings Corporation held at 10500 American Road, Cleveland, Ohio, on the above date at 2:30 p.m., do hereby report that we have examined all the proxies at said meeting; that we canvassed the shareholders present in person at said meeting; that we checked the said proxies and the names of the shareholders present in person with the list of shareholders of record at the close of business on June 14, 1991, and that we conducted all voting at said meeting.

     Based on the foregoing, the undersigned further report as follows :


1. That there were outstanding and entitled to vote at said meeting 33,619,900 Class A Common Shares of the Company having one vote per share, and 2,032,900 Class B Common Shares of the Company having ten votes per share.

2. That there were present in person or by proxy holders of record, as of the close of business on June 14, 1991, of the following Class A Common Shares and Class B Common Shares entitled to vote at the meeting:


                                                              Percentage
                                                 Total         Of Total
                                                 Votes        Outstanding
                                                 -----        -----------
Class A Common Shares    29,175,001  x  1   =  29,175,001       86.8%
Class B Common Shares     1,504,844  x  10  =  15,048,440       74.0%
                                               ----------       -----
                                     Total     44,223,441       82.0%

3. That a quorum was present.

4. That Albert B. Ratner, Harry H. Stone and Abraham Zaleznik were elected Directors of the Company, having received the number of votes set opposite their respective names as follows:

                              Number of                 Number of
     Nominee                    Shares                    Votes
     -------                  ---------                 ----------
     Albert B. Ratner

     Class A Common Shares    28,771,476     x 1  =     28,771,476
     Class B Common Shares     1,500,642     x 10 =     15,006,420
                                                        ----------
                                            Total       43,777,896

     Harry H. Stone

     Class A Common Shares    28,654,049     x 1  =     28,654,049
     Class B Common Shares     1,500,642     x 10 =     15,006,420
                                                        ----------
                                            Total       43,660,469

     Abraham Zaleznik

     Class A Common Shares    28,765,543     x 1  =     28,765,543
     Class B Common Shares     1,500,642     x 10 =     15,006,420
                                                        ----------
                                            Total       43,771,963

5. That the proposal amending Article Fourth of the Articles of the Company to increase the authorized number of Class A and Class B Common Shares passed having received the number of shares as follows :

     FOR
     ---
                                                     Percentage
                 Number of              Number of       of
                   Shares                 Votes     Outstanding
                   ------                 -----     -----------
Class A Common   22,538,049 x 1  =      22,538,049     67.0%
Class B Common    1,497,410 x 10 =      14,974,100     73.7%
                                        ----------     -----
                             Total      37,512,149     69.5%

     AGAINST
     -------
                                                     Percentage
                 Number of               Number of       of
                  Shares                   Votes     Outstanding
                  ------                   -----     -----------
Class A Common   5,292,714 x 1  =        5,292,714      15.7%
Class B Common       5,011 x 10 =           50,110       0.0%
                            Total        5,342,824       9.9%


     ABSTAIN
     -------
                                                     Percentage
                 Number of               Number of       of
                  Shares                   Votes     Outstanding
                  ------                   -----     -----------
Class A Common   1,388,961 x 1  =        1,388,961      4.1%
Class B Common       2,423 x 10 =           24,230      0.0%
                           Total         1,413,191      2.6%


6. That the proposal amending Article Fourth to waive certain requirements with respect to a specified issuance of Class B Shares and adoption of an amended and restated 1987 Class B Stock Option Plan having received the vote of the following number of shares failed to receive the necessary two-thirds of each separate voting' class :

     FOR
     ---
                                                     Percentage
                 Number of               Number of       of
                  Shares                   Votes     Outstanding
                  ------                   -----     -----------
Class A Common  18,045,031 x 1  =       18,045,031     53.7%
Class B Common   1,480,619 x 10 =       14,806,190     72.8%
                                        ----------     -----
                          Total         32,851,221     60.9%


     AGAINST
     -------
                                                     Percentage
                 Number of               Number of       of
                  Shares                   Votes     Outstanding
                  ------                   -----     -----------
Class A Common   9,696,925 x 1  =        9,696,925     28.8%
Class B Common      18,100 x 10 =          181,000       .9%
                                        ----------     -----
                           Total         9,877,925     18.3%

     ABSTAIN
     -------
                                                     Percentage
                 Number of               Number of       of
                  Shares                   Votes     Outstanding
                  ------                   -----     -----------
Class A Common   1,437,943 x  1 =        1,437,943      4.3%
Class B Common       6,125 x 10 =           61,250       .3%
                                         ---------      ----
                           Total         1,499,193      2.8%


7. The following Class A Common Shares and Class B Common Shares were voted in favor of the resolution to adjourn the meeting:



Class A Common Shares    28,648,616   x  1  =     28,648,616
Class B Common Shares     1,500,642   x 10  =     15,006,420
                                                  ----------
                                        Total     43,655,036

CERTIFIED AT CLEVELAND, OHIO, THIS 5TH DAY OF AUGUST, 1991.


                                             /s/ Paul Ozan
                                             -----------------------------------
                                             /s/ John Wszelaki
                                             -----------------------------------
                                             /s/ Larry Potta
                                             -----------------------------------

JAMES ROOSA
ASSISTANT GENERAL COUNSEL
CORPORATE                                           [AMERICAN GREETINGS LOGO]
--------------------------------------------------------------------------------
10500 AMERICAN ROAD
CLEVELAND, OHIO 44144-2398
216/252-7300 EXT. 1158
FAX 216/252-6741


                                                          July 6, 1993
Via Overnight Mail
------------------

Mr. Bob Taft
Secretary of State
30 East Broad Street, 14th Floor
Columbus, Ohio 43266A0418

     Re:  Certificate of Amendment -- American
          Greetings Corporation
          ------------------------------------

To whom it may concern:

     Please find enclosed for filing on behalf of American Greetings Corporation the following items:

     (1) Form SH-AMD -- Certificate of Amendment (manually signed);

     (2) Filing Fee in the amount of $127,180.61 payable to "Secretary of State";

     (3) Duplicates of this letter and Form SH-AMD.

     Upon receipt of these materials, please date-stamp the enclosed duplicates and return them to me in the self-addressed, stamped envelope enclosed for your convenience.


JKR: lab

Enclosures

cc: Jon Groetzinger, Jr., Esq.

[SEAL]                                               ---------------------------
Prescribed by                                        Charter No. -
BOB TAFT, Secretary of State                                      --------------
30 East Broad Street, 14th Floor                     Approved A
Columbus, Ohio 43266-0418                                       ----------------
Form SH-AMD (January 1991)                           Date
                                                         -----------------------
                                                     Fee


                            CERTIFICATE OF AMENDMENT
              BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

                  American Greetings Corporation
--------------------------------------------------------------------------------
                             (Name of Corporation)

     Henry Lowenthal     , who is:
-------------------------
[ ] Chairman of the Board   [ ] President  [X] Senior Vice President (check one)

and

   Jon Groetzinger, Jr.  , who is: [X] Secretary Assistant Secretary (Check one)
-------------------------
of the above named Ohio corporation for profit do hereby certify that: (check the appropriate box and complete the appropriate statements)

[X] a meeting, of the shareholders was duly called for the purpose of adopting this amendment and held on June 25, 1993 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise *84.6% of the voting power of the corporation.

     in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

         FOURTH: The authorized number of shares of the Corporation shall consist of 101,716,484 shares which shall be classified as follows:
         93,800,000 Class A Common Shares, par value $1 per share, and 7,916,484 Class B Common Shares, par value $1 per share.






IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 6th day of July, 1993.

*    Class A Common Shares 78.7%(1 vote)
     Class B Common Shares 93.8%(10 votes)
     (2/3 of each class required by Articles)
                                               By     /s/ Henry Lowenthal
                                                 -------------------------------
                                                         (Vice President)

                                               By   /s/ Jon Groetzinger, Jr.
                                                 -------------------------------
                                                          (Secretary)

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

Return To:
PHYLLIS ALDEN
ONE AMERICAN RD
CLEVELAND, OH 44144-2398


---------------------------cut along the dotted line----------------------------


                  --------------------------------------------
                  --------------------------------------------

                               The State of Ohio
                                  Certificate

                         Secretary of State - Bob Taft

                                     186778

It is hereby certified that the Secretary of State of Ohio has custody of the business records for AMERICAN GREETINGS CORPORATION and that said business records show the filing and recording of:

     Document(s)                                Document No(s):
     -----------                                ---------------
     DOMESTIC/AMENDMENT TO ARTICLES             199820100735


                            -----------------------

    United States of America       Witness my hand and the seal of the Secretary
         State of Ohio             of State at Columbus, Ohio, This 13th day of
Office of the Secretary of State                 July, A.D. 1998


[SEAL]                                            /s/ Bob Taft
                                                    Bob Taft
                                                 Secretary of State

                            CERTIFICATE OF ADOPTION

                                OF AMENDMENT TO

                       AMENDED ARTICLES OF INCORPORATION

                                       OF

                         AMERICAN GREETINGS CORPORATION


     Morry Weiss, Chairman of the Board, Edward Fruchtenbaum, President, and Jon Groetzinger, Jr., Secretary of American Greetings Corporation, an Ohio corporation, do hereby certify that, pursuant to Section 1701.71(A), Ohio General Corporation Law, the shareholders of said Corporation, at the Annual Meeting of Shareholders held on June 26,1998, did adopt the following resolution to replace Article Fourth of the Amended Articles of Incorporation:

         RESOLVED, that Article Fourth of the Amended Articles of Incorporation shall be replaced by the following new Article Fourth:

         "FOURTH. The authorized number of shares of the Corporation shall consist of 203,432,968 which shall be classified as follows:
         187,600,000 Class A Common Shares, par value $1 per share, and 15,832,968 Class B Common Shares, par value $1 per share."

     IN WITNESS WHEREOF, the above-named officers, acting for and on behalf of the Corporation, have subscribed their names this 7th day of July, 1998.



                                           /s/ Morry Weiss
                                           -------------------------------------
                                           Morry Weiss, Chairman of the Board


                                           /s/ Edward Fruchtenbaum
                                           -------------------------------------
                                           Edward Fruchtenbaum, President


                                           /s/ Jon Groetzinger, Jr.
                                           -------------------------------------
                                           Jon Groetzinger, Jr., Secretary